Exhibit 99.1

DR Services, LLC
Financial Statements and
 Supplementary Information

For the Years Ended
December 31, 2011 and 2010

Table of Contents

To the Members of
DR Services, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying statements of assets, liabilities and members' equity of DR Services, LLC as of December 31, 2011 and 2010, and the related statements of income, expenses and member equity and cash flows for the years ended December 31, 2011 and 2010. DR Services, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DR Services, LLC as of December 31, 2011 and 210, and the results of its operations and its cash flows for the years ended December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

MartinelliMick PLLC
Spokane, Washington
June 4, 2012

DR Services, LLC
Statements of Assets, Liabilities, and Members’ Equity
As of December 31, 2011 and 2010

	2011	2010
ASSETS
Current Assets
Cash in Banks	$115,047	$86,065
Accounts Receivable, net	895,312	747,821
Accounts Receivable - Related Party	39,958	-
Due from Employees	3,934	8,617
Due from ERG	-	88,533
Total Current Assets	1,054,251	931,036
Fixed Assets
Furniture Fixtures & Equipment	117,963	82,186
Accumulated Depreciation	(27,158)	(17,122)
Total Fixed Assets	90,805	65,064

TOTAL ASSETS	$1,145,056	$996,100

LIABILITIES & MEMBERS’ EQUITY
Current Liabilities
Accounts Payable	$15,771	$3,488
Payroll Liabilities	-	30,115
Due to ERG	34,894	-
Credit Card at Chase Web	2,512	7,724
Notes Payable	85,400	6,405
Note Payable - Related Party	50,109	18,117
Total Current Liabilities	188,686	65,849
Total Liabilities	188,686	65,849
Members’ Equity
Total Members’ Equity	956,370	930,251

TOTAL LIABILITIES & MEMBERS’ EQUITY	$1,145,056	$996,100

The accompanying notes are an integral part of these financial statements.

DR Services, LLC
Statements of Income, Expenses and Members’ Equity
For the years ended December 31, 2011 and December 31, 2010

	2011	2010
Sales	$4,990,161	$4,777,138
Cost of Sales	4,041,961	3,491,912
Gross Profit	948,200	1,285,226
Expenses
Bad Debt Expense	200,457	-
Depreciation	10,036	8,216
Office and Administration Expense	62,270	92,844
Commissions	17,050	21,868
Professional Fees	117,681	94,630
Rent	16,940	20,450
Travel & Entertainment	131,875	32,942
Utilities	18,979	21,043
Vehicle Expense	36,451	20,626
Total Expense	611,739	312,619
Net Ordinary Income	336,461	972,607

Other Income (Expenses)
Interest Income	-	2,001
Interest Expense	(31,922)	(17,978)
Total Other Expenses	(31,922)	(15,977)
Net Income	304,539	956,630

Beginning Members’ Equity	930,251	103,600
Members’ Contributions	-	80,000
Members’ Distributions	(278,420)	(209,979)
Ending Members’ Equity	$956,370	$930,251

The accompanying notes are an integral part of these financial statements.

DR Services, LLC
Statements of Cash Flows
For the years ended December 31, 2011 and December 31, 2010

	2011	2010
OPERATING ACTIVITIES
Net Income	$304,539	$956,630
Depreciation	10,036	8,216
Adjustments to reconcile Net Income to net cash provided by operating activities:
Accounts Receivable	(147,491)	(678,560)
Accounts Receivable - Related Party	(39,958)	-
Due from Employees	4,683	(8,617)
Accounts Payable	12,284	3,488
Payroll Liabilities	(30,115)	1,229
Other Payables	(5,212)	7,724
Accrued Interest	3,995	-
Due from ERG	88,533	(88,533)
Due to ERG	34,894	-
Net Cash Provided by Operating Activities	236,188	201,577

INVESTING ACTIVITIES
Transportation Equipment Purchased	(35,777)	-
Net Cash Used by Investing Activities	(35,777)	-

FINANCING ACTIVITIES
Proceeds from Related Party Notes Payable	365,109	14,537
Payments on Related Party Notes Payable	(333,118)	(7,560)
Proceeds from Note Payable	600,000	-
Payments on Note Payable	(525,000)	(715)
Members’ Contributions	-	80,000
Members’ Distributions	(278,420)	(209,980)
Net cash Used by Financing Activities	(171,429)	(123,718)

Net Cash Increase for Period	28,982	77,859
Cash at Beginning of Period	86,065	8,206
Cash at End of Period	$115,047	$86,065

Supplemental disclosures of cash flow information
Interest paid	$31,922	$17,978
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

DR Services, LLC
Notes to Financial Statements
December 31, 2011 and 2010

NOTE A – NATURE OF BUSINESS

DR Services, LLC (the “Company”) provides a manual labor force for general contractors in various industries mainly in the southern part of the United States.  Consequently, the Company’s ability to collect amounts due from customers is affected by economic fluctuations in the state of Louisiana.  The Company was formed in 2007 in the State of Louisiana and is owned by Edward Schmidt, Gerald Avery and Howard Jay Rush. The Company’s year-end is December 31.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cost of Revenues

Cost of revenues includes the wages of temporary employees, related payroll taxes, workers’ compensation expenses, and other direct costs of services.

Fair Value of Financial Instruments

The Company's financial instruments as defined in Topic 825 in the Accounting Standards Codification (ASC 825) include cash and cash equivalents, deposits and prepaid expenses, accounts payable and short-term borrowings.  All instruments are accounted for on an historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at the reporting dates.

DR Services, LLC
Notes to Financial Statements
December 31, 2011 and 2010

Fair Value Measurements

Topic 820 in the Accounting Standards Codification (ASC 820) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, ASC 820 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy is as follows:
● Level 1 inputs — Unadjusted quoted process in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date.

● Level 2 inputs — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

● Level 3 inputs — Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The Company currently does not have any assets that are measured at fair value on a recurring or non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2011 or 2010 nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the years ended December 31, 2011 and December 31, 2010.

Recently Adopted Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, “Revenue Recognition – Milestone Method (Topic 605).” This ASU provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. This update was effective in the second quarter of 2011. Adoption of this update is not anticipated to have a material impact on the Company’s results of operation or financial position.

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.” This ASU requires additional disclosures about significant unobservable inputs and transfers within Level 1 and 2 measurements. Adoption of this update did not have any impact on the Company’s results of operation or financial position.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin Topic 13 when persuasive evidence of an arrangement exists and delivery or performance has occurred, provided the fee is fixed or determinable and collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company defers revenue and recognizes it when it becomes due and payable. Payments related to substantive, performance-based milestones in an agreement are recognized as revenue upon the achievement of the milestones as specified in the underlying agreement when they represent the culmination of the earnings process. The Company assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer. If the Company determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured.

Revenue Concentration

For the year ended December 31, 2011, approximately 57% of the company’s revenue was generated by four customers.  For the year December 31, 2010, approximately 62% of the company’s revenue was generated by three customers.

Depreciation

The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets.  Depreciation is computed using the straight-line method for financial reporting purposes and the modified accelerated cost recovery system (MACRS) for income tax purposes.

Major additions are capitalized while expenditures for repairs and minor renewals are charged to operations as incurred.  Upon sale or retirement of depreciable property, cost and related accumulated depreciation are removed from the books and the gain or loss is included in income.

DR Services, LLC
Notes to Financial Statements
December 31, 2011 and 2010

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company is a limited liability company that has elected to be taxed as a partnership.  As a result, no income tax provision is made at the Company level and all taxable income and deductions are passed directly to the equity members.

Lease Arrangements

The Company leases its office in Kenner at $1,400 per month.  The lease expires December 31, 2012. Estimated future lease payments for 2012 are $16,800.

Cash and Cash Equivalents

For purposes of reporting the statement of cash flows, the Company includes all cash accounts, which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents on the accompanying balance sheet.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount.  We regularly review our accounts receivable for collectability.  The allowance for doubtful accounts is determined based on historical write-of experience, age of receivable, other qualitative factors and extenuating circumstances and current economic data and represents our best estimate of the amount of probable losses on our accounts receivable.

The allowance for doubtful accounts was $191,561 and nothing at December 31, 2011 and 2010, respectively.

NOTE C - RELATED PARTY TRANSACTIONS

The Company does business with Environmental Resources Group, LLC (“ERG”), which is owned by the members’ of the Company. The purpose of the Company’s relationship with ERG is to obtain workers’ compensation insurance for specific contracts. At December 31, 2010, ERG owed DR Services, LLC $88,533.  At December 31, 2011, DR Services, LLC owed ERG $34,894.  It is anticipated that these balances will be paid in accordance with the terms of the understandings held by the Company and ERG.

The Company does business with ESS Consulting (“ESS”), which is owned by one of the members of the Company. The purpose of the Company’s relationship with ESS was to secure a contract with a specific client. As of December 31, 2011, ESS owed the Company $39,958. There was no related party receivable or payable with ESS as of December 31, 2010

In addition, one of the Company’s Members has made short term loans to the Company to provide for the working capital needs of the Company.  The loans bear interest at 1% per annum.  See Note D.

DR Services, LLC
Notes to Financial Statements
December 31, 2011 and 2010

NOTE D - NOTES PAYABLE AND ACCRUED INTEREST

Notes payable and accrued interest and notes payable related parties at December 31, 2011 and 2010 consist of the following:

	2011	2010
Short term loan due to Edward Schmidt (related party note payable with 1% interest per annum). Loan is used for working capital.	$50,109	$18,117
Short term loan due to Anthony Incardona. Loan was used for working capital.	$75,000	$-
Accrued interest on Incardona Loan (12% per annum).	$3,995	$-
Other short term loans due on demand. Loans were used for working capital.	$6,405	$6,405

NOTE E – MEMBERS’ EQUITY

The Company was owned jointly throughout 2009 by Howard Jay Rush and Jesse Dominguez. In 2010, the Company was restructured with Gerald Avery and Edward Schmidt each buying a one third interest in the Company and Howard Jay Rush retaining one third.  Prior to the 2010 restructuring, Jesse Dominguez’s interest was bought out by Mr. Rush with a private structured payment plan. At December 31, 2011 and December 31, 2010, the member equity appeared as follows:

	2011	2010
Capital – Edward Schmidt:
Beginning Member’s Equity	$302,108	$-
Contributions	-	40,000
Distributions	(81,473)	(56,769)
Allocation of Current Year Earnings	101,513	318,877
Ending Member’s Equity	322,148	302,108

Capital – Gerald Avery:
Beginning Member’s Equity	279,476	-
Contributions	-	40,000
Distributions	(77,550)	(79,401)
Allocation of Current Year Earnings	101,513	318,877
Ending Member’s Equity	303,439	279,476

Capital – Howard Jay Rush:
Beginning Member’s Equity	348,667	103,600
Contributions	-	-
Distributions	(119,397)	(73,810)
Allocation of Current Year Earnings	101,513	318,877
Ending Member’s Equity	330,783	348,667

Total Members’ Equity at Year End	$956,370	$930,251

DR Services, LLC
Notes to Financial Statements
December 31, 2011 and 2010

NOTE F:  PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Depreciation begins on the date an asset is placed in service using the straight-line method over the asset’s estimated useful life.

The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years.  The following is a summary of property, equipment, and accumulated depreciation at December 31, 2011 and December 31, 2010.

	2011	2010
Transportation Equipment	$102,963	$67,186
Furniture	15,000	15,000
Total	117,963	82,186
Less: Accumulated Depreciation	(27,158)	(17,122)
Property, Plant & Equipment, net	$90,805	$65,064

Depreciation expense was $10,036 for the year ended December 31, 2011 and $8,216 for the year ended December 31, 2010.

NOTE G – SUBSEQUENT EVENTS

On January 4, 2012, the Company sold its operations and substantially all of its operating assets to Command Center, Inc. (“CCNI”) with CCNI’s newly formed, wholly-owned subsidiary Disaster Recovery Services Inc. Under the terms of the agreement, the Company sold substantially all of its assets in exchange for $300,000 ($150,000 paid at closing and $150,000 to be paid in six subsequent monthly installments of $25,000) and 1.5 million shares of CCNI restricted common stock. Owners of the Company are also eligible for a contingent fee of up to an additional 1.5 million shares of CCNI restricted common stock based on certain enumerated operating performance standards over the next 2 years. Also as part of the agreement, the owners of the Company entered into employment agreements with CCNI with a term of one year as well as non-compete agreements with a term of two years. The Company currently operates as a subsidiary of Command Center, Inc.

Prior to the agreement, the Company subcontracted with CCNI and provided temporary employment services in various disaster relief projects, such as flood recovery work in several states.

As of December 31, 2011, the Company had a receivable due from CCNI in the amount of $48,854.

Subsequent events have been evaluated through June 6, 2012, the date that the financial statements were available to be issued.